                                                                    EXHIBIT 10.8


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated by [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.



                        VIA Net Works Europe Holding B.V.

                               Customer Agreement

                                 (Ref.: C450004)

                       (for an IRU of a Unit of Capacity)

                                   Issue 1.1

                                 Date: 21/07/99

--------------------------------------------------------------------------------

                                DOCUMENT DETAILS

Author                           Mike Sweeney (Marketing - Product Manager)
--------------------------------------------------------------------------------
Current Version                  Issue 1.1
--------------------------------------------------------------------------------
Date                             21/07/99
--------------------------------------------------------------------------------
Document Reference               i:\sweeneym\contracts\via networks\via net
                                 works customer agreement.doc
--------------------------------------------------------------------------------

                                AMENDMENT RECORD

Version                    Date          Issue/Amendment Details
                           Released
--------------------------------------------------------------------------------
Issue 1.1                  21/07/99      Issue 1.1 incorporating final comments.


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

IAXIS - CUSTOMER AGREEMENT FOR AN IRU OF CAPACITY


                                              Customer Reference Number: C450004



This Agreement sets out the terms and conditions of the relationship between iaxis Limited ("iaxis") whose address is 46 Aldgate High Street, London, EC3 1AL and VIA Net Works Europe Holding B.V. (the "Customer") whose address is Weena 723C-6, 3013 AM Rotterdam, Netherlands with company registration number 34115551.


1. Definitions

To make sure that this Agreement is clear and unambiguous, the following definitions are used to clarify certain words, phrases and/or expressions used in this Agreement:

"Associated Company" means any person or entity controlled by, controlling, or under common control with either party, as defined in Sections 736 and 736A of the Companies Act 1985 (or its replacement or amendment).

"Agreement" means this Agreement together with any Order(s), Service Level Agreement and Technical or Product Specifications, as agreed between both parties and forming part of this Agreement.

"Capacity" means either an Open Optical Link ("OOL") or the bandwidth ordered under this Agreement either as a part of the iaxisenroute network or as otherwise agreed.

"Customer Equipment" means all equipment, systems, cabling and facilities provided by the Customer, or purchased by iaxis on behalf of the Customer and used in conjunction with the Capacity.

"Duration" shall be the duration of this Agreement and Order(s).

"iaxis Equipment" means the equipment, systems, cabling and facilities which form part of the Capacity and which is provided by iaxis or its third party suppliers.

"iaxisenroute network" means the European terrestrial fibre optic cable system including the iaxis Points of Presence ("PoPs"), all iaxis Equipment and system interface points as may be provided by iaxis.

"IRU" means an indefeasible right of use of a unit of capacity on all or a part of the iaxisenroute network, as iaxis may be capable of granting from time to time

"Order" means the order form supplied to the Customer on which the terms agreed between the parties are found in respect of the Capacity under this Agreement and any Service Level Agreements, Technical or Product Specifications, or other attachments.

"us", "we"  or "our" means iaxis

"you", or " your" means the Customer

--------------------------------------------------------------------------------

2.   SERVICE PROVISION

On signing this Order, we hereby grant you an IRU in the agreed Capacity on the iaxisenroute network, for the Duration. We represent, warrant and covenant that you will peaceably and quietly have enjoyment of all pertinent rights of use of the IRU in the agreed Capacity.


3.   OPERATIONAL CLAUSES

3.1  iaxis' Obligations

We will use the reasonable care and skill of a Capacity provider in providing the Capacity to you, and will operate and maintain the Capacity to the service levels in accordance with the Service Level Agreement ("SLA"). In fulfilling our obligations as set forth in the SLA and the Order Form attached hereto and this Agreement, we shall use reasonable endeavours not to provide any preference for the repair of our or any other party's facilities and to perform such services in a manner that does not discriminate against you.

All of our Customers are important to us and therefore if we fail to achieve the service levels, we will pay you the compensation set out in the SLA, which SLA dated July 21st 1999 is attached to this Agreement and is a part of this Agreement and our relationship with you. We also agree that any compensation schemes referred to in the SLA are not exclusive and you are free to pursue any other remedies that may be available to you at law or in equity in respect of any material breach by us of this Agreement.

To the extent that the same are required we have and/or will obtain and use reasonable endeavours to maintain all regulatory licenses, consents and approvals necessary for us to enter into this Agreement and to meet our obligations hereunder.

We shall use all reasonable endeavours to ensure that all iaxis Equipment and the iaxisenroute network used to provide the Capacity is "Year 2000 Compliant", as defined herein. We shall, to the extent that we are able to do so, pass on to you the benefit of, and supply you if requested with appropriate copies of, any guarantees, representations and warranties provided to us by our contractors and suppliers relative to the extent of iaxis Equipment and the iaxisenroute network being Year 2000 Compliant. "Year 2000 Compliant" means that any function of the iaxis Equipment and the iaxisenroute network containing or calling on a calendar function, including, without limitation, any function indexed to the CPU clock, and any function providing specific dates or days, or calculating spans of dates or days, shall record, store, process, provide and, where appropriate, insert, true and accurate dates and calculations for dates and spans prior to, including and following January 1, 2000 and shall correctly recognize and process the date of February 29, and any related data, during leap years and that the iaxis Equipment and the iaxisenroute network shall continue to operate in accordance with the service levels set forth in the SLA prior to, including and following January 1, 2000 without error, interruption or decreased performance relating to date/time data.

In the event that it becomes known to us that any iaxis Equipment or any part of the iaxisenroute network is not or may fail to be Year 2000 Compliant by December 31 1999 we hereby undertake to notify you in writing at the earliest practicable opportunity.

We have clearly set out the promises that we make in this Agreement and therefore all implied representations and warranties are excluded.

--------------------------------------------------------------------------------

3.2  Customer's Obligations


3.2.1 You, our Customer, agree to:

(i) pay all amounts due to us in full and in accordance with this Agreement without any set-off or deduction, provided, however, that you will not be required to pay any amounts which are in good faith dispute until such time as the dispute has been resolved;
(ii) provide us and our authorised agents with reasonable access to your premises so that we can fulfil our obligations under this Agreement;
(iii) provide us with such space and environmental operating conditions as both of us have agreed are necessary to allow us to keep to our obligations under this Agreement; and
(iv) ensure, to the extent that the same are required, that you have and/or will obtain and use all reasonable endeavours to maintain all regulatory licenses, consents and approvals necessary for you to enter into this Agreement and to meet your obligations hereunder.

3.2.2 You also agree not to:
                     ---

(i) interrupt or interfere with the use of any other Capacity on the iaxisenroute network; or
(ii) prevent the use of similar equipment by other owners or operators of the iaxisenroute network; or
(iii) impair the privacy of any communications over such iaxisenroute network;
      or
(iv)  damage any equipment; or
(v) create hazards to either of us, our Associated Companies or agents, or any other user, owner or operator of the system or the public in your use or operation of the Capacity. Notwithstanding anything herein to the contrary, you shall not be deemed to have breached this Section 3.2.2 provided that your use of the Capacity was for the purposes agreed with us and subject to compliance with any specific written instructions reasonably given to you which are consistent with the purposes of this Agreement.

3.3   Acceptance Test Procedure

Prior to handover of the Capacity, and as set out in the SLA, you may attend the acceptance testing of the Capacity to be provided as agreed in the Order. We will deliver the Acceptance Test results to you on their successful completion.

3.4   Payment


Payment terms will be as set out in the Order, however the following will also apply:

(i)   You will be responsible for all amounts due for the Duration.
(ii) We may charge interest on any overdue amounts at a rate of 3% over LIBOR or its substitute or replacement in force at any given time and interest will continue to accrue on overdue amounts, whether or not this Agreement has been terminated.
(iii) All amounts due to us will be exclusive of VAT or other appropriate tax with respect to such amounts, which shall not include taxes due with respect to our income, which tax if lawfully due, you will pay to us in addition to the sums due for the Capacity.

--------------------------------------------------------------------------------

3.5   Assignment

We may assign or sub-contract this Agreement to any of our Associated Companies or anyone else upon notifying you in writing. However, if we do this, we will remain liable to you for our obligations under this Agreement.

You may make (A) a collateral assignment of your rights hereunder to one or more of your or your affiliates' lenders, and (B) a lease of any excess Capacity not required by you, provided that no lessee shall be a third party beneficiary of this Agreement or have any rights or claims against us for any reason whatsoever PROVIDED THAT

(i) You do not lease, re-sell, assign or attempt to re-sell or assign more than was granted or rented to you under this Agreement;
(ii) You remain liable to us for the performance of your obligations to us under this Agreement; and
(iii) You do not lease, re-sell or assign any Capacity greater than a single STM-1.

Provided that the above requirements of clauses (i), (ii) and (iii) are met, and you have obtained our prior written approval which shall not be unreasonably withheld you may make (C) an assignment to any present or future affiliated company or to an entity controlled by, under the same control as, or controlling, you; and (D) an assignment incidental to the transfer of all or substantially all of your business or a substantial portion of your business (which shall include, without limitation, a transfer of assets).


3.6  Notices

Any notice required by this Agreement must be made in writing and delivered to the other party (either by hand, by first class registered mail, or by facsimile with a hard copy by first class registered mail) at the following addresses:

The Customer:
VIA Net Works Europe Holding B.V.
c/o VIA NET.WORKS, Inc.
12100 Sunset Hills Road, Suite 110
Reston, VA 20190 USA

Fax:  703-464-0608

Marked for the attention of Matt S. Nydell, Esq., V.P., General Counsel and
Secretary:

The Service Provider:

iaxis  Limited
46 Aldgate High Street
London
EC3N 1AL

Fax +44 171 767 3501

Marked for the attention of Tom McGlew, Chief Operating Officer

--------------------------------------------------------------------------------

In the event either party changes its address, the other should be notified immediately in writing.

Any notice or demand is deemed to have been received at the time of delivery, if delivered by hand, 7 days after posting, if sent by first class registered post, or on the date of transmission if sent by facsimile, if followed by postal notice.

4.  LEGAL CLAUSES

4.1  Entire Contract

This Agreement shall be the whole agreement between both of us and will supersede any previous agreement that may exist between us in respect of the subject matter of this Agreement. Any changes that we wish to make to this Agreement shall only be valid if agreed in writing by both of us.

4.2  Relationship

Neither of us is the agent, partner, or representative of the other.

4.3  Termination

If either of us is in material breach of this Agreement (i.e. a breach not reasonably capable of remedy), the other can terminate this Agreement with immediate effect upon written notice.

4.3.1 If the breach is capable of remedy, then the same shall be remedied within a reasonable time, having regard to the nature of the breach. Compliance with a notice to remedy shall not exceed 14 days of receipt of a written notice to remedy, failing which the notifying party may at its option terminate this Agreement immediately upon written notice to the other.

      In addition to the above, if either of us:

(i) becomes insolvent (according to the definition contained in section 123 of the Insolvency Act 1986 or its replacement), or
(ii) makes, or seeks to make, any arrangement with its creditors, or otherwise seeks protection from its creditors under any law in any jurisdiction, or
(iii) allows or suffers a liquidator, receiver, administrator, trustee, or any other custodian to be appointed to manage the business or take possession of any part of that party's property and assets, or
(iv) proceedings have been commenced for dissolution, liquidation, or winding up whether voluntary or otherwise, or
(v)   ceases to continue trading

      the other party may choose to terminate this Agreement immediately upon written notice to the other.

--------------------------------------------------------------------------------

4.3.2 In addition to Termination, we have the option to suspend this Agreement by disconnecting you or otherwise (and your equipment) from the iaxisenroute network, if:

(i)    you fail to pay any amount due, or
(ii) you have materially damaged (or in our reasonable opinion are likely to materially damage) the iaxisenroute network, or
(iii)  you are otherwise in breach of the terms of this Agreement;

       provided, however, that we shall first provide you with written notice of such failure, damage or potential damage or breach, and you shall comply with the time limit stated in the notice (which shall be reasonable having regard to the nature of the breach, and further which shall be not less than 14 days except under circumstances in which in our reasonable opinion you are likely to materially damage the iaxisenroute network) in which to remedy such failure, damage or potential damage or breach.

4.4    Consequences of Termination

If we terminate this Agreement you will disconnect and remove your Equipment from the iaxisenroute network. If the termination is due to your fault, we may carry out this work at your expense and you agree to pay us for this.

If there are any amounts due to us under this Agreement, then the termination of this Agreement will not enable you to refuse to pay those amounts to us.

4.5    Force Majeure

4.5.1 Neither party will be liable to the other for any failure to perform its obligations under this Agreement if anything happens beyond its reasonable control, which includes but is not limited to an Act of God, inclement weather, act or omission of government or other competent authority, military operations, war, riot, insurrection, or other civil disturbance. Failure of a subcontractor to either of the parties to fulfil its obligations to such party shall not be deemed to be an event beyond the reasonable control of such party for purposes of this Agreement.

4.5.2 If as a result of any such circumstances we are unable to perform this Agreement and the Capacity is unavailable for use by you for a period longer than sixty (60) days, you shall be entitled, upon written notice to us, to terminate this Agreement and receive a pro-rata refund of any amounts paid with respect to the IRU in the Capacity based upon the remaining term of the Duration plus a pro-rata portion of any maintenance paid for the term then in effect plus any amount paid for any future maintenance term.

--------------------------------------------------------------------------------

4.6    Liability

Neither party limits its liability for causing death or personal injury due to its negligence or intentional misconduct.

The maximum liability either party has to the other under this Agreement for any direct loss, other than payments properly due under this Agreement, is limited to (Pounds)1,000,000 (one million pounds sterling) for any one event or series of connected events, subject to a maximum of (Pounds)5,000,000 (five million pounds sterling), in any twelve month period.

Neither party will be liable to the other for any indirect or consequential loss or damage, which includes loss of bargain, loss of business, loss of contract, loss of future profit, loss of opportunity, loss of savings, loss of sales, or loss of turnover including negligence however caused.

Our relationship is with you and therefore you also agree to indemnify us from any claims from a third party who has a relationship with you where you supply services over the iaxisenroute network.

4.7    Waiver and Severability

No delay, tolerance, or indulgence by either party shall constitute a waiver of its rights and in the event that any part of this Agreement is found to be void, invalid or unenforceable, it will not affect the remainder of the Agreement.

4.8    Maintenance

We will give you at least 5 days notice of our intention to carry out any scheduled maintenance that might affect you or the provision of the Capacity to you. Sometimes we need to carry out emergency maintenance and if we do, we will give you as much notice as is reasonably possible in the circumstances.

4.9    Internal Escalation

Should a dispute arise between the parties, both parties will attempt to resolve the dispute in accordance with the following procedure:

Any dispute which cannot be resolved within 14 days of first arising may be escalated to a line manager (or equivalent) in writing, and if it is not resolved within a further 7 days, may be escalated by notice in writing to senior management:

i)     Our line manager is the Director of Operations
       Your line manager is the ISP Systems Engineer

ii) Our senior management is the Chief Operating Officer and/or Chief Executive Officer. Your senior management is the President and/or Chief Executive Officer.

The procedure in this paragraph does not prevent either party from having recourse to the courts if the circumstances necessitate it.

--------------------------------------------------------------------------------

4.10  Governing law

This Agreement shall be interpreted in accordance with the English law and both parties agree to have it dealt with in the exclusive jurisdiction of the English Courts.



Signed for and on behalf of the VIA             Signed for and on behalf of
Net Works                                       iaxis

                                                 /s/ J. De Bosdari
-----------------------------------              -------------------------------

By:                                              By:  J. De Bosdari

Title:                                           Title:  Business Development
                                                         Director

Date:                                            Date:  27/7/1999


By:  VIA NET.WORKS, Inc., its
     Managing Director

     By:  /s/ Matt Nydell
          ---------------
          Matt Nydell, its Vice President & General Counsel
          July 21, 1999

--------------------------------------------------------------------------------

                       VIA Net Works Europe Holding B.V.

                                Order Form - IRU

                              (Ref.: C450004/OF1)

                                   Issue 1.1

                                 Date: 21/07/99

--------------------------------------------------------------------------------

                                DOCUMENT DETAILS


Author                            Mike Sweeney (Marketing - Product Manager)
--------------------------------------------------------------------------------
Current Version                   Issue 1.1
--------------------------------------------------------------------------------
Date                              21/07/99
--------------------------------------------------------------------------------
Document Reference                i:\sweeneym\contracts\via networks\via net
                                  works order form - iru.doc
--------------------------------------------------------------------------------


                                AMENDMENT RECORD

Version                    Date          Issue/Amendment Details
                           Released
--------------------------------------------------------------------------------
Issue 1.1                   21/07/99     Issue 1.1 incorporating final comments.


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

*****Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.*****

--------------------------------------------------------------------------------
Customer Name                     VIA Net Works Europe Holding B.V.

Registered Office Address         Weena 723C-6, 3013 AM Rotterdam, The
                                  Netherlands, registration number 34115551

Invoice Address                   12100 Sunset Hills Road,
                                  Suite 110, Reston, VA 20190, USA

Contact Information               Contact: Mr R.D. Stubbs (II)
                                                   Tel. 001 701-464-3609
                                                   Fax. 001 701-464-0608
--------------------------------------------------------------------------------
Service Provider                  iaxis Limited (Registered number 3545698)

Registered Office Address         46 Aldgate High Street, London, EC3N 1AL

Business Address                  46 Aldgate High Street, London, EC3N 1AL

Customer Point of Contact         Contact: William Henley
                                  Tel  + 44 171-767-3500   Fax + 44 171-767-3501
--------------------------------------------------------------------------------
Product                           Initial configuration is 3 * STM-1s (protected
                                  SDH) point to point links configured as a ring
                                  connecting the cities of London, Amsterdam,
                                  and Dusseldorf, and expandable on customer's
                                  schedule (subject to iaxis agreement on Phase
                                  I - III implementation schedule) to 7 * STM-1s
                                  (protected SDH) point to point links
                                  configured as a ring connecting seven cities.
--------------------------------------------------------------------------------
Bandwidth                         Initial configuration is 3 * STM-1s (i.e. 3 *
                                  155 Mbps circuits) expandable on customer's
                                  schedule (subject to iaxis agreement on
                                  Phase I - III implementation schedule) to  7 *
                                  STM-1s (i.e. 7 * 155 Mbps circuits).
--------------------------------------------------------------------------------
Payment Option                    IRU
--------------------------------------------------------------------------------
Term                              20 years
--------------------------------------------------------------------------------
Ready for Service (RFS) Date      5th August 1999 for first three circuits.
--------------------------------------------------------------------------------
Initial Charge                    Initial charge of [*****] payable 7 (seven)
                                  calendar days after signing of Customer
                                  Agreement and associated Order Form(s).

                                  Residual payment of [*****] payable on 1st
                                  December 1999.

                                  Total payment includes all 7 STM-1s (protected
                                  SDH) point to point links configured as a ring connecting 7 cities.
--------------------------------------------------------------------------------

*****Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.*****

--------------------------------------------------------------------------------
Recurring Charge                       [*****] per annum will be invoiced and
(O&M Costs)                            payable quarterly in advance for the
                                       Duration from the RFS date.

                                       First payment of [*****] due on RFS date.
--------------------------------------------------------------------------------
Recurring Interval                     Quarterly in advance for the Duration.
--------------------------------------------------------------------------------
Customer Agreement Number and Date     Customer Agreement ref. C450004 dated
                                       21/07/99
--------------------------------------------------------------------------------
Service Level Agreement (SLA)          Service Level Agreement ref. C450004/SLA1
Reference and Date                     dated 21/07/99
--------------------------------------------------------------------------------
Technical Specification                Not applicable
(if applicable)
--------------------------------------------------------------------------------



This Order Form ("Order") forms the basis of an Agreement between iaxis and VIA Net Works Europe Holding B.V. which is effective from the date of signature by both parties.


The Agreement consists of:

1.  this Order;
2.  the Customer Agreement C450004 prepared on 21/07/99;
3.  the Service Level Agreement C450004/SLA1 prepared on 21/07/99;
4.  the Product and/or Technical Specifications [references]; and
5.  any attachments.


If there is any discrepancy between this Order and the Customer Agreement, this Order will take precedence.


If there are to be any attachments or amendments, they should be listed here:

1.  Attachments
2. Customer Agreement amendments (incorporated into Customer Agreement ref. C450004)
3. Service Level Agreement amendments (incorporated into Service Level Agreement ref. C450004/SLA1)
4.  Technical Specification amendments (not applicable)

--------------------------------------------------------------------------------

Upon signing this Order iaxis will sell to you and you will take, for the Duration, an Indefeasible Right of Use (IRU) of a unit of Capacity on all or part of the iaxisenroute network or System, as described in this Order, subject to the terms of the Customer Agreement (the "Agreement") referred to herein. iaxis will ensure your quiet enjoyment of the IRU subject to your compliance with the terms of the Agreement.



Signed for and on behalf of VIA Net Works:    Signed for and on behalf of iaxis:


                                              /s/ J. De Bosdari
------------------------------------------    ----------------------------------

By:                                           By:  J. De Bosdari

Title:                                        Title:  Business Development
                                              Director

Date:                                         Date:  27/7/1999


By:  VIA NET.WORKS, Inc., its
     Managing Director

     By:  /s/ Matt Nydell
          ---------------
          Matt Nydell, its Vice President & General Counsel
          July 21, 1999

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       VIA Net Works Europe Holding B.V.

                            Service Level Agreement

                              (Ref.: C450004/SLA1)

                                   Issue 1.1

                                 Date: 21/07/99

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                DOCUMENT DETAILS
--------------------------------------------------------------------------------
Author                           Mike Sweeney (Marketing - Product Manager)
--------------------------------------------------------------------------------
Current Version                  Issue 1.1
--------------------------------------------------------------------------------
Date                             21/07/99
--------------------------------------------------------------------------------
Document Reference               i:\sweeneym\contracts\via networks\via net
                                 works sla.doc
--------------------------------------------------------------------------------


                                AMENDMENT RECORD
--------------------------------------------------------------------------------
Version                    Date          Issue/Amendment Details
                           Released
--------------------------------------------------------------------------------
Issue 1.1                  21/07/99      Issue 1.0 incorporating final comments.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    Contents


    1.0  iaxisenroute European Points of Presence (PoPs).........   5
      1.1  Service Locations.....................................   5
      1.2  iaxisenroute Pan-European Network.....................   5
    2.0  Network Operations & Fault Management...................   7
      2.1  Overview..............................................   7
      2.2  Fault Reporting and Service Levels....................   7
      2.3  Fault Handling........................................   8
      2.4  Services Provided.....................................   8
    3.0  Key Performance Indicators..............................   9
      3.1  Network Availability - Optical Circuits...............   9
      3.2  Service Availability - Protected SDH Circuits.........   9
      3.3  Service Availability - Unprotected SDH Circuits.......   9
      3.4  NOC Response Times....................................  10
      3.5  Repair Times:.........................................  10
        3.5.1  Fibre Faults......................................  10
        3.5.2  CIENA and Nortel equipment:.......................  10
        3.5.3  Building Environmental Alarms.....................  10
        3.5.4  Fault Classification..............................  11
    4.0  Procedures..............................................  12
      4.1  Fault Management Procedure............................  12
      4.2  Escalation Procedure..................................  14
      4.3  Change Management Procedure...........................  16
      4.4  Service Interruption Procedure........................  18
      4.5  Management Reporting..................................  20
      4.6  Planned Maintenance...................................  20
      4.7  Customer Visits.......................................  20
    5.0  Service Levels and Compensation Schemes.................  21
      5.1  Services Covered......................................  21
      5.2  Ready For Services (RFS) Dates........................  21
      5.3  Services Restoration Time (SRT).......................  21
        5.3.1  IRUs..............................................  21
        5.3.2  Rentals...........................................  22
      5.4  Service Availability..................................  22
        5.4.1  SDH Service Availability..........................  22
        5.4.2  Optical & Unprotected SDH Circuit Service           23
               Availability......................................
      5.5  Cancellation of Service by Customer...................  23
        5.5.1  IRUs..............................................  23
        5.5.2  Rentals...........................................  24
      5.6  Conditions of Service Level Agreement.................  24
        5.6.1  IRUs..............................................  24
        5.6.2  Rentals...........................................  24

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    6.0  Acceptance Tests........................................  25
      6.1  ITU-T Recommendations.................................  25
      6.2  iaxis Acceptance Test.................................  25
    7.0  Open Optical Links (OOLs)...............................  26
      7.1  Technical Data........................................  26
    8.0  SDH Service - Technical Overview........................  27
      8.1  Managed SDH Service...................................  27
      8.2  iaxisenroute SDH Network..............................  27
      8.3  Main Advantages of the iaxisenroute SDH Network.......  27
      8.4  Conformance to Standards..............................  27
      8.5  Functionality.........................................  28
      8.6  Protection Approach...................................  28
      8.7  Network Management Capability.........................  29
      8.8  Main iaxisenroute Network SDH Components..............  29
        8.8.1  Nortel TN-16X.....................................  29
        8.8.2  Nortel TN-4X/E....................................  30
        8.8.3  Nortel TN-1X......................................  30
    9.0  Operation & Maintenance Costs...........................  31

--------------------------------------------------------------------------------

------------------------------------------------------------------------
1.0 iaxisenroute European Points of Presence (PoPs)

1.1 Service Locations

To date iaxisenroute has Points of Presence (PoPs) capable of providing fully managed (SDH), dedicated, point-to-point, bandwidth services at the following European locations:
------------------------------------------------------------------------
Phase 1                 Phase 2                   Phase 3

------------------------------------------------------------------------

 .  London               .  Hamburg                .  Madrid
 .  Paris                .  Bremen                 .  Barcelona
 .  Strasbourg/Kehl      .  Hanover                .  Bordeaux
 .  Frankfurt            .  Leipzig                .  Marseille
 .  Dusseldorf           .  Nurnberg               .  Toulouse
 .  Amsterdam            .  Berlin                 .  plus others still to be
 .  Rotterdam            .  Munich                    determined
 .  Antwerp              .  Stuttgart
 .  Brussels             .  Zurich
                        .  Geneva
                        .  Lyons
                        .  Milan
                        .  Copenhagen

--------------------------------------------------------------------------------


Notes

1. Open Optical Link (OOL) breakout capability is currently available at all Phase 1 PoPs except for the Strasbourg/Kehl PoP which will be available in October 1999.

2. Additional breakout points may be provided at Customer's request (at additional cost).


1.2  iaxisenroute Pan-European Network

iaxis will use its best endeavours to deploy the iaxisenroute network throughout Europe in three distinct phases (or rings). Phase 1 will be lit by June 1st; Phase 2 should be lit by September 31st; and Phase 3 should be lit by December 31st 1999.

The iaxisenroute fibre ring comprises 1 fibre pair and employs advanced Ciena DWDM technology to increase bandwidth capacity. The Ciena equipment provides initially for up to 40 distinct wavelengths at a capacity of 2.5 Gigabits per wavelength (a total of 100 Gigabits). Based on Ciena technology currently under development and expected to be available in July 2000, iaxis should be able to expand the iaxisenroute network capacity to 96 wavelengths, and by December 2000 to 192 wavelengths each with 10 Gigabits of capacity, which will bring the total capacity to two Terabits. iaxis can achieve this increase in capacity on its existing pair of fibre optic cables without laying or leasing additional fibre optic cables or incurring significant costs and network downtime. iaxis is the first telecommunications company in Europe to utilise Ciena's 96-wavelength system technology.

--------------------------------------------------------------------------------

2.0  Network Operations & Fault Management

2.1  Overview

iaxis will manage the network 24 hours a day * 7 days a week * 52 weeks a year from its Network Operations Centre (NOC). A full-time NOC team manages the network to ensure stated service levels are achieved. The NOC shall proactively monitor services and automatically flag service-affecting faults. Customer shall be notified and fault reports shall be made available to the Customer whenever service-affecting faults occur.

The NOC is a secure facility offering a Single Point of Contact (SPOC) for all iaxis Customer calls and is the interface between Customer and iaxisenroute Network Operations. A single telephone number in the NOC will be provided where all calls are processed.

iaxis will provide a single point of contact (SPOC) for use by Customer to address payment issues and provide billing support.

Customer will have remote access capability to allow direct monitoring of network performance.


2.2  Fault Reporting and Service Levels

All faults will be reported to iaxis Network Operations personnel on a number located in the iaxis NOC. Faults may also be automatically detected by one of the network management tools available to the Network Operations Centre engineers. On receipt of a fault report or automatic detection of a fault, NOC engineers shall initiate primary diagnostics with the intent of clearing the fault remotely. If this is not possible, first-line maintenance personnel shall be despatched to site to clear the fault. Iaxis shall also inform Customer of the fault and shall continue to provide updates and advisory information necessary to keep Customer fully informed of progress towards fault resolution and restoration of service.

All faults shall be recorded on the iaxis Fault Management System (FMS). The FMS shall record all faults, date and time stamp them, and maintain a true and accurate record of the progress of the fault resolution through to clearance. The FMS shall permit tracing of all faults from initiation through to clearance. Faults shall be recorded in sufficient detail to allow detailed post-fault analysis and ensure that a record of the fault and actions taken is available for future reference.

iaxis enters into a detailed Service Level Agreement (SLA) with each of its fibre and equipment suppliers as well as each of its Customers. The FMS configuration shall permit automatic checking of all faults against prevailing SLAs to ascertain whether or not criteria have been met. All SLAs shall be agreed prior to the service being handed over to ensure that the performance criteria are both realistic and achievable.

Customers shall be able to view on-line their own service faults via a password and username accessed web screen. This functionality will be further expanded (date still to be finalised) to enable Customers to view progress associated with service provisioning.

--------------------------------------------------------------------------------

2.3  Fault Handling

All fault handling shall be managed in accordance with the procedure as outlined in Section 3.1. All faults are shall be managed in accordance with the service levels detailed below.


2.4  Services Provided

The NOC management team shall provide the following services:

 .  24 hours per day x 7 days per week x 365 days per annum network management

 .  notification to customer of updates and current information as required

 .  alarm handling and management

 .  fault co-ordination and restoration of services

 .  network change management

 .  network and service interruption co-ordination and management

 .  network build provisioning and changes

 .  customer service provisioning and changes

 .  network and service reporting

 .  host Customer visits to the NOC

 .  preventive monitoring and maintenance

 .  preventive field maintenance and control

--------------------------------------------------------------------------------

3.0  Key Performance Indicators

3.1  Network Availability - Optical Circuits

Targets                                      Open Optical Links (OOL)
                                               Equipment      Fibre
----------------------------------------------------------------------
Availability %                                      99.95%   98.46%/1/
----------------------------------------------------------------------
Mean Time Between Failure (Years)                   23.24         0.13
----------------------------------------------------------------------
Maximum Time To Repair (Hours)                          4           18
----------------------------------------------------------------------
BER                                               10/-15/          N/A
----------------------------------------------------------------------


3.2  Service Availability - Protected SDH Circuits


Targets                                  Single Tributary Card   Duplicated Tributary Cards
Availability %                                           99.95%                   99.99%/2/
-------------------------------------------------------------------------------------------
Mean Time Between Failure (Years)                        24.99                        24.99
-------------------------------------------------------------------------------------------
Maximum Time To Repair (Hours)                               4                            4
-------------------------------------------------------------------------------------------
BER                                                    10/-15/                      10/-15/
-------------------------------------------------------------------------------------------


3.3  Service Availability - Unprotected SDH Circuits


Targets                                                 Unprotected SDH Circuits
                                             SDH Equipment     Point to Point Unprotected
                                                                        Circuit
-------------------------------------------------------------------------------------------
Availability %                                       99.95%                       98.46%/3/
-------------------------------------------------------------------------------------------
Mean Time Between Failure (Years)                    24.99                             0.13
-------------------------------------------------------------------------------------------
Maximum Time To Repair (Hours)                           4                               18
-------------------------------------------------------------------------------------------
BER                                                  10/-15/                            N/A
-------------------------------------------------------------------------------------------


Notes

1. (OOLs): A fibre availability of 98.46% is based on a network length of 3000 Km, 1 break per 400 Km per year, and an 18 hour fix time.
2.  The basic level of service provided is a fully redundant (SDH) service.
3. Unprotected SDH point to point circuits provide the same level of network availability as Open Optical Links.
4.  Planned outages are not included in these performance figures.

--------------------------------------------------------------------------------

3.4    NOC Response Times


Time to Answer Call                                Percentage of Calls Answered
-------------------------------------------------------------------------------
Calls answered within 10 seconds                                95%
-------------------------------------------------------------------------------
Call back returned within 5 minutes                            100%
-------------------------------------------------------------------------------


3.5  Repair Times:

Diagnosis and repair times shall be measured from the earliest time a fault is detected in the iaxis NOC, either as a result of Customer reporting a fault or of the NOC personnel or systems detecting the fault directly.


3.5.1  Fibre Faults

Target Repair Time - 18 hours


3.5.2  CIENA and Nortel equipment:

Fault Classification                   Diagnosis Time (from Fault          Target Repair Time (Time to
                                               detection)                        Restore Service)
-----------------------------------------------------------------------------------------------------------
Critical Fault                                 30 minutes                             4 hours
-----------------------------------------------------------------------------------------------------------
Major Fault                                    30 minutes                             8 hours
-----------------------------------------------------------------------------------------------------------
Minor Fault                                      2 hours                         Next working day
-----------------------------------------------------------------------------------------------------------


3.5.3  Building Environmental Alarms

Target Repair Times will be as per relevant support contract. Alarms will be provided to ensure that environmental conditions such as temperature and relative humidity are maintained.

---------------------------------------------------------------------------------------------------------
Environmental Conditions                                                    Range
---------------------------------------------------------------------------------------------------------
Normal temperature                                                  0 - 40 degrees Celsius
---------------------------------------------------------------------------------------------------------
Short-term operating temperature                                  -5 to +45 degrees Celsius
---------------------------------------------------------------------------------------------------------
Relative humidity                                    20 - 55% or 3.6Kpa water vapour pressure, whichever
                                                      is less, over normal operating temperature range,
                                                                       no condensation
---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3.5.4  Fault Classification

1.  A critical fault is service-affecting.
2.  A major fault involves a loss of network or service diversity.
3. A minor fault is a configuration discrepancy, not service or diversity affecting.

--------------------------------------------------------------------------------

4.0  Procedures

4.1  Fault Management Procedure

All reported or suspected faults are managed as detailed below. A fault management flowchart outlining the fault management procedure is presented in Figure 1.

 .  Fault detected by Netcool or reported by Customer

 .  Fault located based on Netcool information and network management tools

 .  Log fault on FMS

 .  Inform iaxis Network Operations manager

 .  First-line primary diagnostics using network management tools

 . If fault can be cleared remotely, clear, otherwise call out first-line maintenance / field personnel / maintainers.

 .  If first-line maintenance fails, call out second-line support to clear fault.

 .  Fault escalation according to escalation procedure, if required.

 .  Following clearance, confirm on the fault management system and advise
   Customer

 .  Clear on FMS, add reporting information:

   .  Fault start time
   .  Time to respond
   .  Time to site (if applicable)
   .  Clearance time
   .  Escalation procedure carried out (if applicable)
   .  Corrective and preventive action taken


--------------------------------------------------------------------------------

                                 [FLOW CHART]

                          Fault Management Procedure

                         Fault detected by Netcool or
                             reported by Customer

                            Fault located based on
                               Netcool-provided
                                  information

                               Log fault on FMS

                             Inform iaxis Network
                            Operations manager (via
                               mobile telephone)

                        First-line primary diagnostics
                           using Network Management
                                    System

                             Can fault be cleared     Yes
                                   remotely?              Clear fault remotely

                                      No

                         Call our relevant maintainers
                          as per Operational Contact
                                     List

Regular updating of Network
Management System and iaxis
Operations Manager

                       Clear fault locally, escalate (if
                          required) as per Escalation
                                   Procedure

                         Following clearance, confirm
                          clear on network management
                           system and with Customer

                           Update FMS, incorporating
                           management reporting
                           information:
                           .  Fault start time
                           .  Time to respond
                           .  Time to site (if applicable)
                           .  Clearance time
                           .  Escalation proc carried out
                           .  Corrective and preventive
                              action taken

                                           Figure 1: Fault Management Procedure

--------------------------------------------------------------------------------

4.2  Escalation Procedure

The flow diagram in Figure 2 outlines the Escalation Procedure that the iaxis NOC uses whenever a fault needs to be escalated to a higher level within the organisation. In finalising the operational interfaces between the Customer and iaxis, it is accepted that the Escalation Procedure may need to be refined.


Escalation path is as follows:

--------------------------------------------------------------------------------
Escalation Level      Contact Name (Position)          Contact Number
--------------------------------------------------------------------------------
           1          iaxis NOC Supervisor             Tel: +44 171 767 3555
--------------------------------------------------------------------------------
           2          (Network Operations Manager)     Tel: +44 171 767 3569
                                                       Mobile: +44 789 999 6901
--------------------------------------------------------------------------------
           3          (Technical Director)             Tel: +44 171 767 3514
                                                       Mobile: +44 777 552 2424
--------------------------------------------------------------------------------
           4          (Chief Operating Officer)        Tel: +44 171 767 3503
                                                       Mobile: +44 467 884 452
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

                              Escalation Procedure

                                 [FLOW CHART]

 Escalation
  required
after 1 hour

             LEVEL 1
             Escalation
        YES               NO
            After 2 hours     LEVEL 2
              Service        Escalation
              restored

                         YES               NO
                             After 4 hours       LEVEL 3
                               Service          Escalation
                               restored

    Customer      YES                     YES  After 6 hours
service affected                                Solution
                                                 Found?

NO                                               NO
                          Liase with
                           customer              LEVEL 4
                                               Escalation

Implement                                       Solution
solution                                         agreed

                                                  Figure 2: Escalation Procedure

--------------------------------------------------------------------------------

4.3  Change Management Procedure

The flow diagram in Figure 3 outlines the Change Management Procedure that the iaxis NOC use whenever a change request is received.

 .  Customer issues circuit/network change request

 .  iaxis Network Operations standardise format

 .  Network Operations pass to NOC for network impact analysis

 .  NOC report findings back to Network Operations and await go-ahead

 .  If go-ahead not received, change archived as incomplete

 . If go-ahead is given, NOC will implement circuit change using the network management tools, within the agreed timescales

 .  NOC inform Network Operations when change is completed

 .  Network Operations update Network Information System (NIS)

 .  Network Operations archive change as complete

 .  Network Operations inform originator as to status of change


Please note that changes requested by a customer may impact the commercial agreement.

--------------------------------------------------------------------------------

                          Change Management Procedure

                                Customer issues
                             circuit/network change
                                    request

                              Network Operations
                              standardise format

                            Network Operations pass
                           to NOC for network impact
                                   analysis

                          NOC report findings back to
                            Network Operations and
                                await go-ahead

                               Go-ahead given by      Network Operations
                                    Network      No    archive change as
                                  Operations?             incomplete

                                                 Yes

                            NOC implement change on
                              Network Management
                             System, within agreed
                                   timescale

                         NOC inform Network Operations
                                when completed

                           Network Operations update
                                      NMS

                          Network Operations archive
                              change as complete

                               Operations inform
                            originator of status of
                                    change

                                           Figure 3: Change Management Procedure

--------------------------------------------------------------------------------

4.4  Service Interruption Procedure

The flow diagram in Figure 4 outlines the Service Interruption Procedure that iaxis NOC follows whenever a planned service interruption occurs.

 .  Network outage requested by iaxis

 .  Network Operations pass to NOC for network and Customer impact analysis

 .  NOC report findings back to Network Operations

 . If authority to proceed not received, outage rescheduled, postponed or abandoned

 .  Customer notifications sent out, warning of service interruption

 . If authority to proceed not received from Customer, outage rescheduled, postponed or abandoned

 .  NOC produce outage record

 .  Outage carried out in accordance with planned work procedure

 . If outage did not proceed as planned, Network Operations carry out post-failure investigation

 .  After outage, Network Operations produce report, review and recommendations

 . In the event of planned works being imminent, when an unplanned outage on another part of the network occurs, the planned works shall be postponed until the fault has been cleared.

--------------------------------------------------------------------------------

Service Interruption Procedure

                                  [FLOWCHART]

                                                  Figure 4: Service Interruption
--------------------------------------------------------------------------------

4.5  Management Reporting

The iaxis NOC will provide the following reports, to be delivered via e-mail or other media as required by Customer, to Customer's NOC, and to other recipients designated in writing by Customer:

 .  Fault report detailing Customer or network faults - analysis within 24 hours

 .  Ad-hoc Customer service reports, including:

   .  Service availability
   .  Service interruptions and downtime
   .  Service delivery against requirements
   .  Total number of faults
   .  Fault resolution against SLA


4.6  Planned Maintenance

iaxis shall maintain its buildings and equipment. Accordingly iaxis shall provide its Customers with a comprehensive maintenance schedule which covers all aspects of iaxis planned maintenance activities. It will include, among other things, planned maintenance for active equipment, fibre, buildings and building services. The network may be maintained by a number of parties under the control of the iaxis Network Operations Manager who shall have overall responsibility for the operational network.

iaxis shall perform preventive maintenance on all equipment contributing to the iaxis network in accordance with manufacturers' specifications.

Planned maintenance activities will only be undertaken after prior consultation with the Customer has taken place, and when the timing, frequency and duration of the planned outage(s) has been mutually agreed. In situations where emergency maintenance (e.g. for potentially service affecting faults) is required, prior permission may not be sought from the Customer.

Downtime as a result of planned maintenance outages will not be included in the Service Availability calculations and consequently will not incur compensation payments from iaxis.


4.7  Customer Visits

Customer shall have the right to visit the iaxis NOC to observe NOC operations, procedures, capabilities and equipment. Should Customers wish to visit the iaxis NOC iaxis will agree mutually convenient times and make appropriate arrangements for Customer visits in advance.

--------------------------------------------------------------------------------

5.0  Service Levels and Compensation Schemes


iaxis is committed to providing high quality point-to-point and managed bandwidth services to our Customers. This section details the service levels and compensation schemes that apply to iaxis service provision.


5.1  Services Covered

All Open Optical Links and managed bandwidth services between the iaxis PoPs.


5.2  Ready For Services (RFS) Dates

iaxis target Ready For Service (RFS) dates are:

   .  7 days for DS3 and STM-1 circuits
   .  10 days for STM-4 and OOL circuits
   .  15 days for STM-16 circuits.

When an order is placed with iaxis the RFS date shall be confirmed in writing. If iaxis fails to meet this date and cannot demonstrate that the delay was caused by circumstances beyond its reasonable control, the Customer shall be entitled to compensation for late delivery.

For IRUs compensation will be in the form of a credit of 1% of the annual Operating & Maintenance (O&M) charge for each working day or part thereof beyond the agreed RFS date (up to a max. of 50 days).

For rentals compensation will be in the form of a credit of 1% of the annual rental charge for each working day or part thereof beyond the agreed RFS date (up to a maximum of 5 days).


5.3  Services Restoration Time (SRT)

The fault resolution process will be initiated immediately a fault has been auto-detected by the FMS or has been reported to the NOC by the Customer.

In the event that iaxis fails to repair service-affecting faults of either fibre or equipment within the Target Repair Time (TRT), measured from the agreed fault start time, the Customer shall be entitled to compensation as detailed in the table below. The Target Repair Time (TRT) referred to below is defined as the time from the agreed fault start time to the time that the service is restored.

5.3.1    IRUs

Hours past Target Repair Time   Percentage of the Operating & Maintenance Annual
                                        Charge as Compensation (Cumulative)
--------------------------------------------------------------------------------
       0 - 4 hours                                       0%
--------------------------------------------------------------------------------
    between 4 - 6 hours                                  1%
--------------------------------------------------------------------------------
    between 6 - 8 hours                                  2%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
More than 8 hours up to 48 hours               1% for each successive four hours
--------------------------------------------------------------------------------

5.3.2  Rentals

Hours past Target Repair Time          Percentage of the Annual Rental Charge as
                                                       Compensation
--------------------------------------------------------------------------------
Up to 4 hours                                            0%
--------------------------------------------------------------------------------
between 4 - 6 hours                                      0.25%
--------------------------------------------------------------------------------
between 6 - 8 hours                                      0.5%
--------------------------------------------------------------------------------
More than 8 hours up to 48 hours            0.25% for each successive four hours
--------------------------------------------------------------------------------

Compensation will not be payable for failure to repair non-service affecting faults within the Target Repair Times for Minor Faults.


5.4  Service Availability

iaxis shall provide end-to-end circuit availability for all managed bandwidth products in each 3 month period following the RFS date to the levels set forth in this section. Where the availability of the service falls below the specified levels the Customer shall be entitled to compensation in accordance with the table below.

5.4.1  SDH Service Availability

 Service Level Availability for                    IRU                                  Rental
 SDH Service                          Percentage of the Operating &       Percentage of the Quarterly Rental
                                     Maintenance Quarterly Charge as            Charge as Compensation
                                               Compensation
------------------------------------------------------------------------------------------------------------
Better than 99.99%                                0%                                    0%
------------------------------------------------------------------------------------------------------------
Between 99.99 - 99.5%                             3%                                  1.5%
------------------------------------------------------------------------------------------------------------
Between 99.5 - 99.0%                              5%                                  2.5%
------------------------------------------------------------------------------------------------------------
Below 99.0%                                     7.5%                                  4.0%
------------------------------------------------------------------------------------------------------------

5.4.2  Optical & Unprotected SDH Circuit Service Availability

 Service Level Availability for                    IRU                                  Rental
 Open Optical Links and               Percentage of the Operating &       Percentage of the Quarterly Rental
 Unprotected SDH Circuits            Maintenance Quarterly Charge as            Charge as Compensation
                                               Compensation
------------------------------------------------------------------------------------------------------------
Better than 98.46%                                0%                                    0%
------------------------------------------------------------------------------------------------------------
Between 98.46- 98.0%                              3%                                  1.5%
------------------------------------------------------------------------------------------------------------
Between 98.0 - 97.0%                              5%                                  2.5%
------------------------------------------------------------------------------------------------------------
Below 97.0%                                     7.5%                                  4.0%
------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Circuit Availability will be calculated on a quarterly basis from the anniversary of the RFS date. The total time of Service Availability (SA) is calculated as follows:

SA = (Ts * 100)/MST %

Where:

     Ts = Total time for which service is available across all circuits during the previous 3 month period

     MST = Maximum Service Time, the total amount of time (maximum circuit minutes) which the service could have been available across all circuits i.e. the number of circuit minutes for 100% availability in a given 3 month period.


5.5  Cancellation of Service by Customer

If a service is cancelled prior to the RFS date, iaxis reserves the right make a Cancellation Charge to cover costs incurred as a result of the cancellation. The level of these charges is laid out in the table below.

5.5.1    IRUs

                                     New iaxis PoP or Breakout Point1       Existing iaxis PoP or Breakout
                                                                                        Point1
------------------------------------------------------------------------------------------------------------
 Number of working days before       Percentage of annual O&M Charge       Percentage of annual O&M Charge
  RFS date when cancellation          payable as Cancellation Charge        payable as Cancellation Charge
         takes place
------------------------------------------------------------------------------------------------------------
              0 - 5                              100%                                  100%
-------------------------------------------------------------------------------------------------------------
              6 - 10                              80%                                   75%
-------------------------------------------------------------------------------------------------------------
             11 - 20                              70%                                   50%
-------------------------------------------------------------------------------------------------------------
             21 - 30                              50%                                   25%
-------------------------------------------------------------------------------------------------------------
             31 - 40                              25%                                    0%
-------------------------------------------------------------------------------------------------------------
          More than 40                             0%                                    0%
-------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

5.5.2  Rentals


                                    New iaxis PoP or Breakout Point/1/    Existing iaxis PoP or Breakout
                                                                                      Point/1/
-----------------------------------------------------------------------------------------------------------
  Number of working days before    Number of Months Rental payable as   Number of Months Rental payable as
   RFS date when cancellation              Cancellation Charge                  Cancellation Charge
           takes place
-----------------------------------------------------------------------------------------------------------
              0 - 10                            3 months                             2 months
-----------------------------------------------------------------------------------------------------------
             10 - 20                            2 months                              1 month
-----------------------------------------------------------------------------------------------------------
             20 - 30                             1 month                             0 months
-----------------------------------------------------------------------------------------------------------
          More than 40                          0 months                             0 months
-----------------------------------------------------------------------------------------------------------

Note

1. A new iaxis PoP or Breakout Point is one where iaxis has no previous presence; an existing iaxis PoP or Breakout Point is one where iaxis is already present at the effective date.

5.6  Conditions of Service Level Agreement

When compensation is due to the Customer for failure to meet the Service Restoration Time or Service Availability Targets in respect of any fault, then whichever is the greater will apply.

Compensation for failure to meet Service Restoration Time will be calculated on an annual basis commencing from the RFS date. Claims will be settled by the issue of a credit note that may be used to offset future charges. At the end of the minimum Contract Period the Customer may request an outstanding credit note to be settled by the issue of a cheque to reduce the account to zero (provided the customer account with iaxis is in credit).

5.6.1  IRUs

iaxis' aggregate liability under this Service Level Agreement in any 12 month period for each circuit purchased as an IRU is limited to 50% of the annual Operating & Maintenance charge in respect of failure to achieve the agreed RFS date; 13% of the annual Operating & Maintenance charge for that period in respect of failure to meet Service Restoration Times; and 7.5% of the annual Operating & Maintenance charge for that period in respect of failure to meet Service Availability targets.

5.6.2  Rentals

iaxis aggregate liability under this Service Level Agreement in any 12 month period for each rental of a circuit is limited to 5% of the annual rental charge in respect of failure to achieve the agreed RFS date; 3.25% of the annual rental charge for that period in respect of failure to meet Service Restoration Times; and 4.0% of the annual rental charge for that period in respect of failure to meet Service Availability targets.

--------------------------------------------------------------------------------

6.0  Acceptance Tests

6.1  ITU-T Recommendations

Prior to the RFS date for Capacity and upgrades, iaxis will conduct a 5-day acceptance test. Acceptance testing shall be carried out on all circuits (E1, E3, DS3, STM-1, STM-4, STM-16 and OOLs) as per the following ITU-T recommendations:

 .  ITU-T Recommendation M2110  Bringing-into-service of International PDH paths, sections and transmission systems and SDH paths and multiplex sections.
 .  ITU-T Recommendation M2100  Performance limits for bringing-into-service and maintenance of international PDH paths, sections and transmission systems.
 . ITU-T Recommendation M2101 Performance limits for bringing-into-service and maintenance of international SDH paths and multiplex sections.


6.2  iaxis Acceptance Test

21 days prior to acceptance testing iaxis will provide Customer with a detailed system and equipment specification including technical configuration, performance data, and a detailed Acceptance Test Schedule for the Capacity and equipment to be tested. The Customer shall be allowed to witness the tests. Acceptance Test Schedule will detail the following:

 .  nature of the tests to be carried out
 .  order in which the tests will be carried out
 .  duration of each test
 .  pass/fail criteria for each test
 .  who is responsible for carrying out the test
 .  how the test will be witnessed by Customer's technical staff
 .  who is responsible for approving and signing-off the tests
 .  circumstances under which retesting is required


For each Capacity the following Circuit Acceptance Test testing will be applied.


Circuit Type                                         Description of Test
--------------------------------------------------------------------------------
DS3                                                  24 hour end-to-end BER test
--------------------------------------------------------------------------------
STM-1, STM-4, STM-16, and Open Optical Links         72 hour end-to-end BER test
--------------------------------------------------------------------------------

On successful completion of the circuit acceptance test iaxis will formally handover the circuit (service) together with the acceptance test results. The Customer will have 5 days to accept the circuit. Once Capacity has been formally accepted and the acceptance test results signed-off Capacity billing will commence.

--------------------------------------------------------------------------------

7.0  Open Optical Links (OOLs)

7.1  Technical Data

An Open Optical Link (OOL) is a transmission channel of 2.5 Gbit/s between two Points of Presence (PoP). This channel conforms to the technical standards set out below as defined in ITU-T Standards. The facility includes all regeneration of signals required between the two Points of Presence to maintain transmission integrity. This is provided using dense wave division multiplexing (DWDM) equipment on a pair of optical fibres.

Capacity (Ciena Terminals):

     .    January 1999      = 40 x 2.5 Gbit/s

     .    July 2000         = 96 x 10 Gbit/s

     .    December 2000     = 192 x 10 Gbit/s

Format: OC-48/STM16, OC-48c/STM16c
Channel Plan:                  50 Ghz
System BER:                    (less than)10/15/
Connector Type:                FC/PC
Channel Interface:


622 Mbit/s:

Format: Short Reach = 1.5K or Intermediate reach = 15Km, OC-12/STM4 1-4 & S.4.1
Input Signal Level:            -18 to -3 dBm
Output Signal Level:           -5dBm +/-0.5 dB
Input Wavelength:              1250 to 1600 nm


2.5Gbit/s:

Format: Short Reach = 1.5Km or Intermediate reach = 15Km, OC-48/STM16 1-16 |& S.16.1
Input Signal Level:            -18 to -3 dBm
Output Signal Level:           5dBm +/-0.5 dB
Input Wavelength:              1250 to 1600 nm
Output Wavelength:             1300 nm


10 Gbit/s:

Format: Short Reach = 1.5Km or Intermediate reach = 15Km, OC-192 STM64
Input Signal Level:            -18 to -3 dBm
Output Signal Level:           5dBm +/-0.5 dB
Input Wavelength:              1250 to 1600 nm
Output Wavelength:             1300 nm

Channel Performance Monitoring: Channel bit errors via B1 in Sonnet/SDH overhead (only available in 2.5 Gbps and 10 Gbps). Optical Power at all repeaters and terminals.

8.0  SDH Service - Technical Overview

8.1  Managed SDH Service

iaxis shall provide the Customer with SDH circuits as described in this Section. Circuits shall be presented to Customer at the System Interface Points, which shall be located in the iaxis Points of Presence set forth in the Agreement unless otherwise jointly agreed to in writing by iaxis and Customer. Circuit hand-off and presentation shall conform to applicable industry standards, to the technical specifications set forth in this Agreement, and to Customer's requirements as detailed in writing by Customer as part of the circuit provisioning process.


8.2  iaxisenroute SDH Network

The iaxisenroute network is the terrestrial fibre optic cable system (initially operating at per wavelength digital transmission capacity of 2.5 Gbit/s), initially with the configuration set forth in this Agreement, and all plant and equipment between and including all the System Interface Points, including all SDH and OOL equipment, as such shall be modified and upgraded from time to time.


8.3  Main Advantages of the iaxisenroute SDH Network

 .    Simplified multiplexing/demultiplexing techniques compared to PDH.

 .    Access to lower speed tributaries without the need to multiplex/demultiplex the entire high-speed signal. This facilitates efficient drop and insert of channels and cross connect applications.

 .    Embedded network management channels that provide enhanced Operations,
     Administration and Maintenance (OAM) capabilities enabling the network to be more efficiently controlled.

 .    Facilitates easy growth to higher multiplexing levels.

 .    Enables the transport of digital signals at the hierarchy bit rates specified in ITU-T Recommendation G.702 and at broadband channel bit rates. This permits SDH equipment to be introduced directly into existing networks and also facilitates the introduction of a wide range of additional services.

 .    Defines an optical interface that allows mid span fibre meets between equipment from different suppliers.


8.4  Conformance to Standards

The iaxisenroute network shall conform to ITU-T Recommendation G.707 - Network Node Interface for the Synchronous Digital Hierarchy, and other published standards and recommendations including (but not limited to) ITU-T G.702, G.708, G.709, G.781, G.782, G.783, G.803, G.826, G.957, and G.958, which detail the international standards covering synchronous digital multiplexing and transmission systems

8.5  Functionality

ITU-T Recommendation G.702, and others, define the line rates permitted in and supported by SDH networks. The iaxisenroute network will offer equipment and configurations capable of supporting the following data rates:


------------------------------------------------------------------
   Synchronous Transport Module             Line Rate (Mbps)
------------------------------------------------------------------
               STM-1                            155 Mbps
------------------------------------------------------------------
               STM-4                            622 Mbps
------------------------------------------------------------------
              STM-16                            2.5 Gbps
------------------------------------------------------------------



Although the ITU-T has defined the STM-1 data rate as the basic building block of all SDH networks, allowances were made for any of the current transmission rates to be mapped into an STM-1. This is done by using Virtual Containers, which can be combined into standard formats in order to form the payload of the STM-1 signal. Different containers can be mixed, allowing for different rates to be carried simultaneously with the same structure.

Therefore, iaxisenroute network will supply STM-1 and STM-4 signals as well as support mapping of E1 signals into VC-12s, and E3 and DS-3 signals into VC-3s allowing for a complete range of traffic signals which can be both added to and/or dropped from the iaxisenroute network.


8.6  Protection Approach

The ITU-T, when defining the content of SDH allowed for an overhead that would carry management information. This is broken down into the following:

 .    Path Overhead - including trace, labelling, error monitoring and status information for PDH Signals

 .    Regenerator Section Overhead - including framing, error monitoring, trace and data communications information, and

 .    Multiplexer Section Overhead - including error monitoring, automatic protection switching, data communications and synchronisation status information

Practical uses of the overhead extend to flexible management of the iaxisenroute network. Automatic protection switching data, otherwise known as K-bytes, K1 and K2, carries information on faults throughout the network. Where a fault such as a broken fibre occurs in the network the K-bytes carries messages throughout the network instructing the network elements to take appropriate action to minimise traffic disruptions.

iaxisenroute network shall employ a protection mechanism called 2-Fibre Multiplexer Section Protection Ring (2F MSPRing) throughout the network. This is a very efficient protection strategy defined in the ITU-T recommendation G.841, which allows eight of the STM-1s in an STM-16 channel to be used for protection. Where a protection switch occurs the traffic that would otherwise be lost is transported around the ring using these protection channels. The tributaries are protected by adopting a 1+1 protection scheme consisting of two identical channels per tributary - one working and one protecting - both of which may carry traffic.

By utilising the 2F MSPRing protection strategy combined with 1+1 protection switching at the tributary level throughout the iaxisenroute network, iaxis will deliver a service availability of 99.99%.


8.7  Network Management Capability

The Data Communications Channel (DCC) in the overhead is used to carry miscellaneous information throughout the network as well as being the main route for management information from the Network Operations Centre (NOC) to the Network Elements (NE).

The iaxis NOC is situated in London with the NEs being distributed throughout Europe. iaxis uses an E1 to connect the Integrated Network Manager (INM) to a gateway NE at Telecity. The DCC then carries information throughout the network. Through the DCC the Network Operator can remotely configure the network, check for alarms and download new software from a single site. For example, should the network SDH equipment require a software upgrade, the download can be initiated from the INM to every NE in the iaxisenroute network without having to visit any remote site. This management feature allows for flexible reconfiguration and surveillance of the network.

It is also possible to reconfigure the network remotely from the iaxis NOC. Physical connections to the ports (where the connections originate and terminate) can often be made in advance of the actual provisioning of a circuit. Accurate forecasting of network circuit requirements can significantly reduce the period between the actual ordering of circuits and their being provisioned.


8.8  Main iaxisenroute Network SDH Components

8.8.1  Nortel TN-16X

The Nortel TN-16X equipment on the iaxisenroute network is configured as an Add-Drop Multiplexer. This is equipped with plug-in units divided into core, aggregate and tributary units together with Network Element software to support Rings, Hubs, Point-to-Point and Add-Drop chain configurations.

--------------------------------------------------------------------------------
Tributary                                                    Quantity Allowed
--------------------------------------------------------------------------------
STM-1 Electrical Tributary                                 Up to 4 per quadrant
                                                          Total of 16 per TN-16X
--------------------------------------------------------------------------------
STM-1 Electrical/PDH 140Mbit/s Tributary
--------------------------------------------------------------------------------
STM-1 Optical Tributary - Unprotected or 1+1 Protected
--------------------------------------------------------------------------------
STM-4 Optical Tributary - Unprotected or 1+1 Protected    Up to 4 per quadrant
                                                          Total of 16 per TN-16X
--------------------------------------------------------------------------------
Aggregate                                                 Quantity Allowed
--------------------------------------------------------------------------------
STM-16 Optical Aggregate - 2F MSPRing Protected                                2
--------------------------------------------------------------------------------

8.8.2  Nortel TN-4X/E

The Nortel TN-4X/E uses a 550 mm high subrack that can fit in a standard ETSI rack. The TN-4X/E provides multiplexing and cross-connectivity between tributary and aggregate ports as follows:

--------------------------------------------------------------------------------
Tributary                                                     Quantity Allowed
--------------------------------------------------------------------------------
32-Port E1 Electrical Tributary                               Up to 8
--------------------------------------------------------------------------------
Dual Port STM-1 Electrical/PDH 140Mbit/s Tributary            Up to 8
--------------------------------------------------------------------------------
Dual Port STM-1 Optical Tributary                             Up to 8
--------------------------------------------------------------------------------
Aggregate                                                     Quantity Allowed
--------------------------------------------------------------------------------
STM-4 Optical Aggregate - SNCP Protected                      Up to 2
--------------------------------------------------------------------------------


8.8.3  Nortel TN-1X

The TN-1X uses a 525 mm high subrack that can fit in a standard ETSI rack. The TN-1X will provide multiplexing and cross-connection between tributary and aggregate ports as follows:

Tributary                                                      Quantity Allowed
--------------------------------------------------------------------------------
16-Port E1 Electrical Tributary                                Up to 4
--------------------------------------------------------------------------------
34M/45M Electrical Port                                        Up to 3
--------------------------------------------------------------------------------
Aggregate                                                      Quantity Allowed
-------------------------------------------------------------------------------
STM-1 Optical Aggregate - Dedicated Protection Ring            Up to 2
-------------------------------------------------------------------------------

9.0  Operation & Maintenance Costs

Operation and Maintenance (O&M) costs in respect of the network management services set forth in the Customer Agreement ref. C450004 dated 21/07/99 will be limited to a maximum of $180,000 per annum for the Duration.

O&M costs will invoiced and payable quarterly in advance for the Duration from the RFS date.